EXHIBIT 10.7


Scotiabank
The Bank of Nova Scotia

10050 Jasper Avenue   Edmonton   Alberta   T5J 1V7


                                                              August 27, 1997

Saville Systems PLC
Saville Systems Canada, Ltd.
Saville Systems, Inc., on a Joint & Several Basis

Dear Sirs:

We are pleased to confirm that subject to acceptance by you, the Bank of Nova Scotia (the "Bank") will make available to Saville Systems PLC, Saville Systems Canada, Ltd. and Saville Systems, Inc. on a joint & several basis (the "Borrower"), credit facilities on the terms and conditions set out in the attached Terms and Conditions Sheet and Schedule "A".

If the arrangements set out in this letter and in the attached Terms and Conditions Sheet and Schedule "A" (collectively the "Commitment Letter") are acceptable to you, please sign the enclosed copy of this letter in the space indicated below and return the letter to us by the close of business on September 5, 1997 after which date this offer will lapse.

This Commitment Letter replaces all previous commitments issued by the Bank to the Borrower.

                                           Yours very truly,
/s/J.M. Kozell                             /s/ G.R. Flumerfelt
J.M. Kozell                          FOR:  K.B. Kalansky
Account Manager                            Vice-President & Centre Manager

The arrangements set out above and in the attached Terms and Conditions Sheet and Schedule "A"(collectively the "Commitment Letter") are hereby acknowledged and accepted by:

Saville Systems PLC                         Saville Systems, Inc.
Name                                        Name

By:  /s/Christopher A. Hanson               By:  /s/Christopher A. Hanson
Title:  CFO                                 Title:  CFO

Date:  9/4/97                               Date:  9/4/97

Saville Systems Canada, Ltd.
Name

By:  /s/Christopher A. Hanson
Date:  9/4/97

                              TERMS AND CONDITIONS

CREDIT NUMBER:  01                               AUTHORIZED AMOUNT:  $15,000,000


TYPE
         Operating

PURPOSE
         General operating requirements

CURRENCY
         US dollar and/or Canadian dollar equivalent thereof and/or Irish punt equivalent thereof.

AVAILMENT
         The Borrower may avail the Credit by way of direct advances evidenced by Demand Promissory Notes and/or Bankers' Acceptances in Canadian dollars (in multiples of $100,000 and having terms of maturity of 30 to 180 days without grace) and/or Standby Letters of Credit and/or Letters of Guarantee.

         The maximum availment under Standby Letters of Credit and Letters of Guarantee is US $1,000,000 and/or the CDN dollar equivalent thereof.

INTEREST RATE/FEES/COMMISSION
         (US dollars): The Bank's U.S. Dollar Base Rate in Canada, from time to time, plus 0.25% per annum with interest payable monthly.

         (US dollars): The Bank's London Interbank Offer Rate (LIBOR), plus 1% per annum for periods of 1, 2, 3 or 6 months, the rate to be established two (2) business days prior to each drawdown or rollover (Interest Adjustment Date) with interest payable monthly in arrears.

         (CDN dollars): The Bank's Prime Lending Rate from time to time, plus 0.25% per annum, with interest payable monthly.

         (CDN dollars): The Bank's Corporate Bankers' Acceptance Fee, (subject to revision at any time), plus 0.25% per annum, subject to a minimum fee of $100 per transaction, payable at the time of each acceptance.

         (IEP): The Bank's Dublin Interbank Offer Rate (DIBOR), plus 1% per annum for periods of 1, 2, 3 or 6 months, the rate to be established two (2) business days prior to each drawdown or rollover (Interest Adjustment Date) with interest payable monthly in arrears.

         (L/G's & Standby L/C's): 1% per annum, calculated on the issue amount, based on increments of 30 days or multiples thereof, from date of issuance to expiry date. Periods of less than 30 days will be counted as a thirty day increment. The amount is subject to the Bank's minimum Standby fee as well as revision at any time and is payable upon issuance.

STANDBY FEE
         A Standby Fee of 0.25% per annum on the daily unused portion of the Credit payable in USD is payable monthly commencing the earlier of all security being in place or 30 days from acceptance of this commitment.

DRAWDOWN
         Advances are to be made in minimum multiples of US $50,000 and/or CDN dollar equivalent thereof and/or Irish punt equivalent thereof.

REPAYMENT
         The credit is for a period of 2 years until August 31, 1999. The Borrower has the option, provided 60 days prior to August 31, 1998 written notice has been presented to the Bank to request the Bank to extend the Operating Facility for a further period of 2 years. Any extension is subject to the Bank's approval.

GENERAL SECURITY

         The following security, evidenced by documents in form satisfactory to the Bank is to be provided prior to any advances or availment being made under the Credit(s):

          General Security Agreement from each of Saville Systems PLC, Saville Systems Canada, Ltd. and Saville Systems, Inc. over all present and future personal property with appropriate insurance coverage, loss if any, payable to the Bank.

          The General Security agreements will be held in unregistered form. The Bank reserves the right to register the General Security Agreements should either:

          The consolidated * working capital ratio decrease below 2.0:1.
          or
          The consolidated ratio of Debt:Tangible Net Worth (TNW) ** increase above 1.2:1.

          *Consolidated includes Saville Systems PLC, Saville Systems Canada, Ltd. and Saville Systems, Inc.

          **TNW is defined as the sum of share capital, earned and contributed surplus less (i) amounts due from officers/affiliates, (ii) investments in affiliates and (iii) intangible assets as defined by the Bank.

          Negative Pledge affirming assets will not be further encumbered, without the Bank's prior written consent.

          Bankers' Acceptance Agreement

          Reimbursement Agreement for Standby Letter of Credit.

CONDITIONS PRECEDENT
          The following conditions have to be met, in form and substance satisfactory to the Bank, prior to any advances or availments being made under the credit:

          Due Diligence process by the Bank including a review of existing contracts and licence agreements. Receipt of written legal and tax opinions on the structure of the credit facility and security. Receipt of a Business Plan including projections for fiscal 1997 and a capital expenditure budget. Receipt of an organization chart and family tree for the Saville Group.

GENERAL CONDITIONS
         Until all debts and liabilities under the Credits have been discharged in full, the following conditions will apply in respect of the Credits:

          Operating loans, Bankers' Acceptances, Standby Letters of Credit and Letters of Guarantee are not to exceed at any time the "Borrowing Base" which is defined as the aggregate of 80% of good quality accounts receivable (excluding accounts over 90 days accounts due by employees, offsets and inter-company accounts) plus combined cash holdings or cash equivalents held on deposit with The Bank of Nova Scotia, or its affiliates, less security interest or charges held by other parties and specific payables which have or may have priority over the Bank's security.

          The consolidated ratio of current assets to current liabilities is to be maintained at all times at 1.5:1 or better.

          The consolidated ratio of Debt (including deferred taxes) to Tangible Net Worth (TNW) is not to exceed 1.5:1.

          Guarantees or other contingent liabilities are not to be entered into in excess of the aggregate of $1,000,000 per annum without the Bank's prior written consent.

          The Borrower will not grant or permit a Purchase Money Security Interest to any supplier or creditor.

          Additional terms and conditions in Schedule A are to apply.

GENERAL BORROWER REPORTING CONDITIONS
          Until all debts and liabilities under the Credit(s) have been discharged in full, the Borrower will provide the Bank with the following:

          Annual Audited Consolidated Financial Statements, within 120 days of the Borrower's fiscal year end, duly signed.

          Annual Unconsolidated Financial Statements, for each of Saville Systems PLC, Saville Systems Canada, Ltd. and Saville Systems, Inc. prepared under Review Engagement, within 120 days of the Borrower's fiscal year end.

          Quarterly Consolidated Interim Financial Statements within 45 days of period end.

          A  Statement  of  Security   quarterly,   to  include  information  on
          inventory, accounts receivable and accounts payable, within 45 days of period end.

                                   SCHEDULE A

            ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ALL CREDITS

Calculation and Payment of Interest

1. Interest on loans/advances made in Canadian dollars will be calculated on a daily basis and payable monthly on the 22nd day of each month (unless otherwise stipulated by the Bank). Interest shall be payable not in advance on the basis of a calendar year for the actual number of days elapsed both before and after demand of payment of default and/or judgment.

Interest on Overdue Interest

2. Interest on overdue interest shall be calculated at the same rate as interest on the loans/advances in respect of which interest is overdue, but shall be compounded monthly and be payable on demand, both before and after demand and judgment.

Indemnity Provision

3. If the introduction of or any change in, or in the interpretation of, or any change in its application to the Borrower of, any law or regulation, or compliance with any guideline from any central bank or other governmental authority (whether or not having the force of law) has the effect of increasing the cost to the Bank of performing its obligations hereunder or otherwise reducing its effective return hereunder or on its capital allocated in support of the credit(s), then upon demand from time to time the Borrower shall compensate the Bank for such cost or reduction pursuant to a certificate reasonably prepared by the Bank.

     (a)  Prepayment without fee

         In the event of the Borrower becoming liable for such costs, the Borrower shall have the right to cancel without fee all or any unutilized portion of the affected credit (other than any portion in respect of which the Borrower has requested utilization of the credit in which case cancellation may be effected upon indemnification of the Bank for any costs incurred by the Bank thereby), and to prepay, without fee the outstanding principal balance thereunder other than the face amount of any document or instrument issued or accepted by the Bank for the account of the Borrower, such as a Letter of Credit, a Guarantee or a Bankers' Acceptance.

Calculation and Payment of Bankers' Acceptance Fee

1. The fee for the acceptance of each Bankers' Acceptance will be payable on the face amount of each Bankers' Acceptance at the time of acceptance of each draft calculated on the basis of a calendar year for the actual number of days elapsed from and including the date of acceptance to the due date of the draft.

Calculation and Payment of Standby Fee

2. Standby fees shall be calculated daily and payable monthly on the basis of a 360 year day for U.S. dollar credits.

Environment

3.    The Borrower agrees:

     (a) to obey all applicable laws and requirements of any federal, provincial, or any other governmental authority relating to the environment and the operation of the business activities of the Borrower;
     (b) to allow the Bank access at all reasonable times to the business premises of the Borrower to monitor and inspect all property and business activities of the Borrower;
     (c) to notify the Bank from time to time of any business activity conducted by the Borrower which involves the use or handling of hazardous materials or wastes or which increases the environmental liability of the Borrower in any material manner;
     (d) to notify the Bank of any proposed change in the use or occupation of the property of the Borrower prior to any change occurring;
     (e) to provide the Bank with immediate written notice of any environmental problem and any hazardous materials or substances which have an adverse effect on the property, equipment or business activities of the Borrower and with any other environmental information requested by the Bank from time to time;
     (f) to conduct all environmental remedial activities which a commercially reasonable person would perform in similar circumstances to meet its environmental responsibilities and if the Borrower fails to do so, the Bank may perform such activities; and
     (g) to pay for any environmental investigations, assessments or remedial activities with respect to any property of the Borrower that may be performed for or by the Bank from time to time.

If the Borrower notifies the Bank of any specified activity or change or provides the Bank with any information pursuant to subsections (c), (d), or (e), or if the Bank receives any environmental information from other sources, the Bank, in its sole discretion, may decide that an adverse change in the environmental condition of the Borrower or any of the property, equipment, or business activities of the Borrower has occurred which decision will constitute, in the absence of manifest error, conclusive evidence of the adverse change. Following this decision being made by the Bank, the Bank shall notify the Borrower of the Bank's decision concerning the adverse change.

If the Bank decides or is required to incur expenses in compliance or to verify the Borrower's compliance with applicable environmental or other regulations, the Borrower shall indemnify the Bank in respect of such expenses, which will constitute further advances by the Bank to the Borrower under this Agreement.

Evidence of Indebtedness

1. The Bank's accounts, books and records constitute, in the absence of manifest error, conclusive evidence of the advances made under this Credit, repayments on account thereof and the indebtedness of the Borrower to the Bank.

Acceleration

2. All indebtedness and liability of the Borrower to the Bank not payable on demand, shall, at the option of the Bank, become immediately due and payable, the security held by the Bank shall immediately become enforceable, and the obligation of the Bank to make further advances or other accommodation available under the Credits shall terminate, if any one of the following Events or Default occurs:

         (i) the Borrower fails to make when due, whether on demand or at a fixed payment date, by acceleration or otherwise, any payment of interest, principal, fees, commissions or other amounts payable to the Bank;
         (ii) there is a breach by the Borrower of any other term or condition contained in this Commitment Letter or in any other agreement to which the Borrower and the Bank are parties;
         (iii) any default occurs under any security listed in this Commitment Letter under the headings "Specific Security" or "General Security" or under any other credit, loan or security agreement to which the Borrower is a party;
         (iv) any bankruptcy, re-organization, compromise, arrangement, insolvency or liquidation proceedings or other proceedings for the relief of debtors are instituted by or against the Borrower, and if instituted against the Borrower, are allowed against or consented to by the Borrower or are not dismissed or stayed within 60 days after such institution;
         (v) a receiver is appointed over any property of the Borrower or any judgment or order or any process of any court becomes enforceable against the Borrower or any property of the Borrower or any creditor takes possession of any property of the Borrower;
         (vi) any material adverse change occurs in the financial condition of the Borrower;
         (vii) any material adverse change occurs in the environmental condition of:
          (A) the Borrower; or
          (B) any property, equipment, or business activities of the Borrower.



                                           /s/ Bruce A. Saville
                                           Bruce A. Saville